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               NEW ENGLAND ELECTRIC SYSTEM AND SUBSIDIARIES
                        Consolidated Balance Sheet
                             At March 31, 1998
     (expressed in millions, rounded to hundred thousands of dollars)
                    (Unaudited, subject to adjustment)
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                                  ASSETS
                                  ------
Utility plant, at original cost                               $5,896.7
  Less accumulated provisions for depreciation and amortization   2,030.6
                                                                 --------
                                                                  3,866.1
Construction work in progress                                        43.0
                                                                 --------
      Net utility plant                                           3,909.1
                                                                 --------
Investments:
  Nuclear power companies, at equity                                 50.6
  Other subsidiaries, at equity                                      37.8
  Other investments                                                 124.8
                                                                 --------
      Total investments                                             213.2
                                                                 --------
Current assets:
  Cash                                                               20.6
  Accounts receivable, less reserves of $18,692,000                 259.9
  Unbilled revenues                                                  62.9
  Fuel, materials, and supplies, at average cost                     78.7
  Prepaid and other current assets                                   67.1
                                                                 --------
      Total current assets                                          489.2
                                                                 --------
Deferred charges and other assets                                   660.5
                                                                 --------
                                                                 $5,272.0
                                                                 ========
                      CAPITALIZATION AND LIABILITIES
                      ------------------------------
Capitalization:
  Common share equity:
      Common shares, par value $1 per share:
        Authorized - 150,000,000 shares
        Outstanding - 64,183,918 shares                          $   65.0
  Paid-in capital                                                   736.7
  Retained earnings                                                 973.5
  Treasury stock - 785,734 shares                                   (30.9)
  Unrealized gain on securities, net                                  6.9
                                                                 --------
        Total common share equity                                 1,751.2
  Minority interests in consolidated subsidiaries                    42.6
  Cumulative preferred stock of subsidiaries                         39.1
  Long-term debt                                                  1,367.2
                                                                 --------
        Total capitalization                                      3,200.1
                                                                 --------
Current liabilities:
  Long-term debt due within one year                                 25.3
  Short-term debt                                                   334.3
  Accounts payable                                                  167.7
  Accrued taxes                                                      59.6
  Accrued interest                                                   20.4
  Dividends payable                                                  36.2
  Other current liabilities                                         103.5
                                                                 --------
        Total current liabilities                                   747.0
                                                                 --------
Deferred federal and state income taxes                             713.7
Unamortized investment tax credits                                   89.5
Other reserves and deferred credits                                 521.7
                                                                 --------
                                                                 $5,272.0
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